UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): October 1, 1999

ROCKSHOX, INC.
(Exact name of registrant as specified in its charter)

Commission file number 0-28822

Delaware	77-0396555
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

401 Charcot Avenue
San Jose, CA   95131
(Address of principal executive offices including zip code)

(408) 435-7469
(Registrant's telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

      On September 27, 1999, the Registrant notified PricewaterhouseCoopers LLP ("PwC") that they were dismissed as the Registrant's independent auditor. The decision to change accountants was approved by the Registrant's audit committee and board of directors.

      The Registrant and PwC have not, in connection with the audit of the Registrant's financial statements for each of the prior two years ended March 31, 1998 and March 31, 1999 or for any subsequent interim period prior to and including September 27, 1999, had any disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to PwC's satisfaction, would have caused PwC to make reference to the subject matter of the disagreement in connection with its reports on the financial statements.

      The reports of PwC on the Registrant's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

      On September 27, 1999, the Registrant appointed Ernst & Young LLP ("E&Y") as its independent accountant and E&Y accepted such appointment.

      The Registrant had no relationship with E&Y required to be reported pursuant to Regulation S-K item 304 (a) (2) during the two fiscal years ended March 31, 1998 and March 31, 1999, or the subsequent interim period prior to and including September 27, 1999.

Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

(c) Exhibits:

      16.1 Letter from PwC regarding its concurrence with the Registrant's statement regarding change in certifying accountants.

SIGNATURES

      Pursuant to the requirement of the Security Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ROCKSHOX, INC.

(Registrant)

By:	/s/ Gary Patten

Gary Patten
Chief Financial Officer and Duly Authorized Officer

October 1, 1999